EXHIBIT 10.2


                          OFFICE OF THRIFT SUPERVISION

             MODIFICATION OF APPROVAL OF HOLDING COMPANY ACQUISITION
              AND PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES

                                                               Order No.:  97-76
                                                            Date:  July 25, 1997

     By letter dated July 14, 1997, Net.B@nk, Inc., Atlanta, Georgia ("Net.B@nk"), submitted to the Office of Thrift Supervision ("OTS"), a request (the "Request") for modification of condition 18 of OTS Order No. 97-66, dated July 11, 1997 (the "Order"). The Request seeks to modify condition 18 of the Order, which requires a three year holding period on certain shares of Net.B@nk common stock.

     The Order approved the application by Net.B@nk and Carolina First Corporation, Greenville, South Carolina, pursuant to S10(e) of the Home Owners' Loan Act ("HOLA") and 12 C.F.R. S574.6 to acquire from Premier Bancshares, Inc., all the issued and outstanding stock of Premier Bank, FSB, Acworth, Georgia ("Premier"). In addition, the Order approved the application by Net.B@nk on behalf of Premier, pursuant to 12 U.S.C. S1828(c) and 12 C.F.R. S552.13 and S563.22 to acquire certain assets and assume certain liabilities of Carolina First Bank, Greenville, South Carolina ("CFB") and then to relocate Premier's home office from Acworth, Georgia, to Columbia, South Carolina. In connection with the proposed transaction, Premier will change its name to Atlanta Internet Bank ("AIB") and modify its business plan to provide certain financial services through, among other things, the "Internet", a worldwide computer network in place to serve consumers as a public information sharing vehicle. The foregoing is referred to as the "Application".

     In addition, on July 18, 1997, the OTS received a memorandum from NetB@nk, dated July 17, 1997 (the "Memorandum"), providing new information regarding a possible change in the proposed Internet service provider of certain financial services to be offered by AIB. The information indicated that the contract with AT&T for the provision of certain Internet banking delivery services may not be renewed after the February 1998 expiration date and that AT&T may discontinue its Personal Financial Services products and services in 1998.

     The OTS has carefully considered the Request, the reasons for the requirements on condition 18 of the Order (including the importance of certain principal shareholders, management and directors maintaining for a three year period an economic interest in AIB), the new information provided in the Memorandum and the need to provide an opportunity for the OTS to review any changes in the proposed Internet service provider of certain financial services to be offered by AIB, and has determined that the modification of conditions 7, 13, 14 and 18 of the Order and the addition of new condition 19 is appropriate.

     Accordingly, the Director of the OTS, or his designee, hereby amends the Order to modify conditions 7, 13, 14 and 18 of the Order and to add new condition 19 to the Order, to provide as follows:

[Text omitted.]

18. Certain principal shareholders, directors, director nominees, and executive officers of Net.B@nk, as set forth below, and their immediate family members, who acquired common stock of Net.B@nk prior to the public offering or at prices lower than the initial public offering price or acquired Net.B@nk common stock in connection with the nonqualified stock option plan of Net.B@nk, shall not dispose of such common stock for a period of three years from the date of the public offering: specifically, T. Stephen Johnson, Mary E. Johnson, Edward J. Sebastian, Susan Sebastian, Carolina First Bank, Carolina First

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     Corporation, Robert E. Bowers, Ward H. Clegg, D.R. Grimes, J. Stephen
     Heard, Robin C. Kelton, John T. Moore, Thomas H. Muller, Jr., Donald S. Shapleigh, Jr., W. James Stokes, Mack I. Whittle and Belinda L. Morgan. However, Carolina First Bank or Carolina First Corporation may as part of the public offering sell up to 150,000 shares of Net.B@nk common stock in connection with the exercise of the underwriter's over-allotment option and may dispose of all or a portion of its Net.B@nk common stock at any time if directed to do so by its primary federal regulator. This condition may be modified by the Regional Director, or his designee, upon a showing of good cause such as a change in control of a majority of Net.B@nk's common stock, termination of employment, death, or a medical or financial hardship.

     [Text omitted.]

     By order of the Director of the Office of Thrift Supervision, or his designee, effective July 25, 1997.


                                        /s/ John F. Downey
                                        -------------------------------
                                        John F. Downey
                                        Executive Director, Supervision

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